Securities and Exchange Commission on March 20, 2023

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

BJ’s RESTAURANTS, INC.

(Exact name of Registrant as specified in its charter)

7755 Center Avenue, Suite 300

Huntington Beach, California 92647

(714) 500-2400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

California	33-0485615
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

GREGORY S. LEVIN

Chief Executive Officer and President

BJ’s Restaurants, Inc.

7755 Center Avenue, Suite 300

Huntington Beach, California 92647

(714) 500-2400

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Kendra Miller, Esq. Executive Vice President and General Counsel BJ’s Restaurants, Inc. 7755 Center Avenue, Suite 300 Huntington Beach, California 92647 (714) 500-2400 Fax: (714) 475-2898	Robert M. Steinberg, Esq. Elkins Kalt Weintraub Reuben Gartside LLP 10345 W. Olympic Blvd Los Angeles, California 90064 (310) 746-4400 Fax: (310) 746-4499

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box::  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.” See definition of “accelerated filer,” “large accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

BJ’S RESTAURANTS, INC.

Common Stock

Preferred Stock

Warrants

Depositary Shares

Units

We, BJ’s Restaurants, Inc., may, from time to time, offer and sell in one or more offerings:

•	Shares of our common stock;

•

Shares of preferred stock, in one or more series, which may be convertible or exchangeable for our common stock and may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

•	Warrants to purchase any of the other securities that we may offer and sell under this prospectus;

•	Any combination of these securities, individually or as units.

This prospectus describes some of the general terms that may apply to the offering of securities covered by this prospectus. The specific terms of any securities to be offered, and any other information relating to a specific offering of securities, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or a free writing prospectus, or may be set forth in one or more documents incorporated by reference into this prospectus.

We may offer and sell our securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. In connection with an offering of securities hereunder, we will disclose the specific terms of the plan of distribution of such securities in the manner described above.

Our common stock is listed on The NASDAQ Global Select Market under the ticker symbol “BJRI.”

You should read this entire prospectus, the documents that are incorporated by reference into this prospectus and any prospectus supplement carefully before you invest in our securities.

Investing in our securities involves certain risks. Please see “Risk Factors” on page 3 and other information included and incorporated by reference in this prospectus, and in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or applicable prospectus supplement, for a discussion of the factors that you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 20, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, utilizing a “shelf” registration process. Under this shelf registration process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we may provide a prospectus supplement that contain specific information about the nature and terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information identified under the headings “Incorporation of Certain Documents By Reference” and “Where You Can Find More Information” before making your investment decision.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

In this prospectus, references (i) to the “company,” “BJ’s,” “we,” “us” and “our” are to BJ’s Restaurants, Inc., a California corporation, and its operating subsidiaries and (ii) to an applicable prospectus supplement may also refer to a free writing prospectus, in each case unless the context requires otherwise.

We have not authorized any underwriter, dealer, salesperson or any other person to provide you with different or additional information to that contained or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or the documents incorporated by reference into this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

THE COMPANY

BJ’s Restaurants is a leading casual dining restaurant brand differentiated by a high-quality, varied menu with compelling value, a dining experience that offers our customers (referred to as “guests”) best-in-class service, hospitality and enjoyment, in a high-energy, welcoming and approachable atmosphere. BJ’s is a national restaurant chain that, as of February 27, 2023, owns and operates 216 restaurants located in 30 states.

The first BJ’s restaurant opened in 1978 in Orange County, California, and was a small sit-down pizzeria that featured Chicago style deep-dish pizza with a unique California twist. In 1996, we introduced our proprietary craft beers and expanded the BJ’s concept to a full-service, high-energy casual dining restaurant when we opened our first large format restaurant with an on-site brewing operation in Brea, California. Today our restaurants feature a broad menu with over 100 menu items designed to offer something for everyone including: slow roasted entrees such as prime rib, EnLIGHTened Entrees® such as our Cherry Chipotle Glazed Salmon, our original signature deep-dish pizza, the world-famous Pizookie® dessert, and our award-winning BJ’s craft beers. Our craft beer is produced at five in-house brewing facilities and by independent third-party brewers using our proprietary recipes.

We were incorporated in California in 1991. Our principal executive offices are located at 7755 Center Avenue, Suite 300, Huntington Beach, California 92647, and our telephone number is (714) 500-2400.

Our website is www.bjsrestaurants.com The information on our website is not part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

An investment in our securities involves risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended January 3, 2023, filed with the SEC on February 28, 2023, and as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The risks described in such reports are not the only ones we face. Our operations could also be impaired by additional risks and uncertainties. If any of these risks and uncertainties develop into actual events, our business, financial condition and results of operations could be materially and adversely affected, which might cause you to lose all or part of your investment in the offered securities. Additional risks may be included in a prospectus supplement relating to a particular offering of securities.

CAUTIONARY STATEMENT CONCERNING

FORWARD LOOKING STATEMENTS

Certain matters discussed in this prospectus and in other public disclosures, both written and oral, may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions used in this prospectus or in any applicable supplement that do not relate to historical facts are intended to identify forward-looking statements.

The forward-looking statements in this prospectus or incorporated into this prospectus or in any applicable prospectus supplement by reference are not representations or guarantees of future performance and involve certain risks, uncertainties and assumptions. Many of such factors are beyond our control and are difficult to predict. As a result, our future actions, financial position, results of operations and the market price for our securities could differ materially from those expressed in any forward-looking statements. Readers are therefore cautioned not to place undue reliance on forward-looking statements. Such forward-looking statements speak only as of the date of this prospectus or, in the case of any prospectus supplement or document incorporated by reference, as of the date of that prospectus supplement or document. We also do not intend to publicly update any forward-looking statements that may be made from time to time by us or on our behalf, whether as a result of new information, future events or otherwise, except as required by law and we expressly disclaim any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from any offering of securities by us for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following description sets forth certain general terms and provisions of the common stock and preferred stock to which any prospectus supplement may relate.

In this “Description of Capital Stock” section, when we refer to “we,” “us” or “our” or when we otherwise refer to ourselves, we mean BJ’s Restaurants, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

The following description summarizes important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. This description is in all respects subject to and qualified in its entirety by reference to: (i)  our Amended and Restated Articles of Incorporation, which is filed as Exhibit 3.1 to our Form 10-K for the year ended January 2, 2018, as amended by the Certificates of Amendment filed as Exhibit 3.3 of our Form 10-K for the year ended January 2, 2005, and Exhibit 3.4 of our Form 10-K for the year ended December 28, 2010, and (ii) our Bylaws, as amended and restated, which is filed as Exhibit 3.1 to our Form 8-K filed on August 14, 2020, (iii) any certificate of determination relating to each series of preferred stock, which will be filed with the SEC in connection with an offering of such series of preferred stock and (iv) the relevant portions of the California General Corporation Law (“CGCL”).

Our authorized capital stock consists of 125,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value.

Common Stock

General. As of March 17, 2023, 23,529,573 shares of our common stock were outstanding.

Dividends. Subject to any preferential rights of any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our board of directors. The payment of dividends on the common stock is a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Voting Rights. The holders of shares of common stock are entitled to one vote for each share on all matters voted on by shareholders, and possess all voting power, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of our preferred stock. Provided a quorum has been properly established in accordance with our bylaws, the holders of a plurality of shares of common stock voting for the election of our directors can elect all of the directors, if they choose to do so, subject to any rights of the holders of preferred stock to elect directors. Shareholders are entitled to cumulate their votes in the election of directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit.

Our board of directors has adopted a majority voting policy which provides for majority voting for directors in uncontested elections. Under our majority voting policy, which is part of our Corporate Governance Guidelines, a director nominee must receive more “For” votes than “Withhold” votes. Abstentions will have no effect on the director election since only “For” and “Withhold” votes with respect to a nominee will be counted. Any incumbent director nominee who receives a greater number of “Withhold” votes than “For” votes with respect to his or her election is required to tender his or her resignation within 15 days of the final vote. Our board of directors, within 90 days of receiving the certified voting results pertaining to the election, will decide whether to accept the resignation of any unsuccessful incumbent, or whether other action should be taken, through a process managed by the Governance and Nominating Committee of our board of directors.

Subject to the rights of any outstanding series of preferred stock and except as otherwise required by law or pursuant to the listing standards of the exchange on which our securities are listed, in all matters other than the election of directors, a merger, consolidation or sale of all or substantially all of our assets, or an amendment of our bylaws or certain provisions of our articles of incorporation, the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy at a meeting of shareholders and entitled to vote on the subject matter is required for approval, provided a quorum is established.

Pursuant to the CGCL, the affirmative vote of the holders of a majority of the shares of our outstanding capital stock entitled to vote on a merger, consolidation or sale of all or substantially all of our assets is required for approval of such events. An amendment of our bylaws (to the extent submitted to shareholders for approval) or an amendment of our Articles of Incorporation also requires the affirmative vote of the holders of a majority of the shares of our outstanding capital stock entitled to vote.

Liquidation Rights. Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights. Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Preferred Stock

As of the date of this prospectus, 5,000,000 shares of undesignated preferred stock are authorized, none of which are outstanding. The board of directors has the authority, without further action by the shareholders, to issue from time to time the undesignated preferred stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional, or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights, and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock and may have the effect of delaying, deferring or preventing a change in control of our company.

Certain Anti-takeover Effects

General. Our articles of incorporation, our bylaws and the CGCL contain certain provisions that could (1) delay or make more difficult some transactions involving an actual or potential change of control of our company, (2) may limit the ability of shareholders to remove current directors or management or approve a transaction that a majority of our shareholders may deem to be in their best interests and, (3) could adversely affect the price of our securities. Set forth below is a description of the provisions contained in our articles of incorporation and bylaws and the CGCL that could impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and bylaws, as well as the CGCL.

Anti-Takeover Provisions. Section 1203 of the CGCL includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, if an “interested person” makes an offer to purchase the shares of some or all of our shareholders, we must obtain an affirmative opinion in writing as to the fairness of the offering price prior to completing the transaction. California law considers a person to be an “interested person” if the person directly or indirectly controls our company, if the person is directly or indirectly controlled by one of our officers or directors, or if the person is an entity in which one of our officers or directors holds a material financial interest. If after receiving an offer from such an “interested person” we receive a subsequent offer from a neutral third party, then we must notify our shareholders of this offer and afford each of them the opportunity to withdraw their consent to the “interested person” offer.

Section 1203 and other provisions of California law could make it more difficult for a third party to acquire a majority of our outstanding voting stock, by discouraging a hostile bid, or delaying, preventing or deterring a merger, acquisition or tender offer in which our shareholders could receive a premium for their shares, or effect a proxy contest for control of our company or other changes in our management.

Shareholder Action; Advance Notice Requirements for Shareholder Proposals and Director Nominations. Our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders, including proposed nominations of persons for election to the board of directors. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the shareholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next shareholder meeting shareholder actions that are favored by the holders of a majority of our outstanding voting securities.

Shareholder Rights Plans. Our board of directors has the authority to adopt a shareholder rights plan, rights agreement or any other form of distribution to shareholders which is designed to or has the effect of making an acquisition of large holdings of our shares of common stock more difficult or expensive.

Limitations on Liability and Indemnification of Directors and Officers

Our articles of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the CGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

NASDAQ Global Select Market

Our common stock is listed on The NASDAQ Global Select Market under the symbol “BJRI.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any combination of our common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The applicable prospectus supplement will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted, if any;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable, if ever;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.

This description of the terms of depositary shares sets forth certain general terms and provisions of depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those depositary shares will be described in the prospectus supplement relating to those depositary shares. Accordingly, for a description of the terms of a particular issue of depositary shares, reference must be made to both the prospectus supplement relating thereto and this description.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

The applicable prospectus supplement will include specific terms relating to the offering. We will file the form of any deposit agreement with the SEC, and you should read the deposit agreement for provisions that may be important to you.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The unit agreement, together with the terms of the underlying securities, will be filed with the SEC in connection with the offering of the specific units. You should read such filings for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell securities offered hereby from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	in “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, into an existing trading market, or a securities exchange or otherwise;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

A distribution of securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of shares of our common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of our common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions; or

•	enter into option or other types of transactions that require us to deliver to a broker-dealer or an affiliate thereof, who will then resell or transfer securities under this prospectus.

We may sell our securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods.

The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the terms of the securities to which such prospectus supplement relates;

•	the name or names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any commissions paid to dealers or agents;

•	the terms of any arrangement entered into with any dealer or agent; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters named in the prospectus supplement, if any, are only underwriters of the securities offered with the prospectus supplement.

Sales Directly to Purchasers. We may enter into agreements directly with one or more purchasers. Such agreements may provide for the sale of securities at a fixed price, based on the market price of the securities or otherwise.

Use of Underwriters and Agents. If underwriters are used in the sale of securities, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Securities may be sold directly to or through agents from time to time. Any agent involved in the offering and sale of securities will be named and any commissions paid to the agent will be described in a prospectus supplement. Unless the applicable prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Agents or underwriters may be authorized to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions paid for solicitation of these contracts will be described in the applicable prospectus supplement.

We may engage in “at the market” offerings only of our common stock. An “at the market” offering is defined in Rule 415(a)(4) under the Securities Act, as an offering of equity securities into an existing trading market for outstanding shares of the same class at other than a fixed price.

Deemed Underwriters. In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Anyone deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Derivative Transactions. We may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or any securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions by us will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment). We may also sell securities under this prospectus upon the exercise of rights that may be issued to our securityholders. We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Indemnification and Other Relationships. We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Listing of Securities. Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange or market, except for the common stock, which is listed on The NASDAQ Global Select Market, and any underwriters or dealers will not be obligated to make a market in the securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov.

We will furnish without charge to each person to whom a copy of this prospectus is delivered, upon request, a copy of the information that has been incorporated into this prospectus by reference but not delivered with the prospectus (except exhibits, unless they are specifically incorporated into this prospectus by reference). You should direct any requests for copies to:

BJ’s Restaurants, Inc.

7755 Center Avenue, Suite 300

Huntington Beach, CA 92647

Attention: Shareholders’ Relations

Phone: (714) 500-2400

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Elkins Kalt Weintraub Reuben Gartside LLP, Los Angeles, California. Additional legal matters may be passed on for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of BJ’s Restaurants, Inc. as of January 3, 2023 and December 28, 2021, and for each of the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of January 3, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated statements of operations, shareholders’ equity and cash flows of BJ’s Restaurants, Inc. for the year ended December 29, 2020, appearing in BJ’s Restaurants, Inc.’s Annual Report (Form 10-K) for the year ended January 3, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed a registration statement with the SEC under the Securities Act. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that we make in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement that we make is qualified in its entirety by such reference.

In particular, the contracts, agreements or other documents included as exhibits to this registration statement or incorporated by reference are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about us or the other parties to the documents. The documents contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

We incorporate by reference in this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the termination of the offering under this prospectus and any applicable prospectus supplement. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. However, any information contained herein shall modify or supersede information contained in documents we filed with the SEC before the date of this prospectus.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended January 3, 2023 filed with the SEC on February 28, 2023;

•	our Current Report on Form 8-K filed with the SEC on February 16, 2023 (excluding Items 2.02 and 9.01);

•	all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above; and

•

the description of our common stock which is contained in its Registration Statement on Form 8-A filed September 24, 1996 (File No. 000-21423) pursuant to Section 12(g) of the Exchange Act, and any amendments or reports filed for the purposes of updating the description therein, including the description of our capital stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended January 3, 2023.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or periodic report to stockholders or document that is not deemed filed under such provisions. For purposes of this registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following statement sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below. All amounts are estimated:

Securities and Exchange Commission registration fee	$(1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in reliance upon Rule 456(b) and Rule 457(r).
(2)

As the amount of the securities to be issued, offered and sold pursuant to this Registration Statement is indeterminate, the actual amount of such fees and expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.

Item 15. Indemnification of Directors and Officers

Pursuant to provisions of the California General Corporation Law, our Amended and Restated Articles of Incorporation, as amended, include a provision which eliminates the personal liability of our directors to us and our shareholders for monetary damage to the fullest extent permissible under California law. This limitation has no effect on a director’s liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of us or our shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to us or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of a serious injury to us or our shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to us or our shareholders, (vi) under Section 310 of the California General Corporation Law (concerning contracts or transactions between a corporation and a director) or (vii) under Section 316 of the California General Corporation Law (concerning directors’ liability for improper dividends, loans and guarantees). The provision does not eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his actions, if negligent or improper, have been ratified by the board of directors. Further, the provision has no effect on claims arising under federal or state securities or blue sky laws and does not affect the availability of injunctions and other equitable remedies available to our shareholders for any violation of a director’s fiduciary duty to us or our shareholders.

Our Amended and Restated Articles of Incorporation authorize us to indemnify our officers, directors and other agents to the fullest extent permitted by California law. Our Amended and Restated Articles of Incorporation also authorize us to indemnify our officers, directors and agents for breach of duty to us and our shareholders through bylaw provisions, agreements or both, in excess of the indemnification otherwise provided under California law, subject to certain limitations. We have entered into indemnification agreements with our directors and officers whereby we will indemnify each such person (an “indemnitee”) against certain claims arising out of certain past, present or future acts, omissions or breaches of duty committed by an indemnitee while serving in his employment capacity or as a director. Such indemnification does not apply to acts or omissions which are knowingly fraudulent, deliberately dishonest or arise from willful misconduct. Indemnification will only be provided to the extent that the indemnitee has not already received payments in respect of a claim from us or from an insurance company. Under certain circumstances, such indemnification (including reimbursement of expenses incurred) will be allowed for liability arising under the Securities Act.

We have purchased directors’ and officers’ liability insurance policy insuring our directors and officers. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers.

Item 16. Exhibits

The Exhibits to this Registration Statement are listed in the Index to Exhibits which is incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Form 10-K for the year ended January 2, 2018.

3.2	Certificate of Amendment of Articles of Incorporation incorporated by reference to Exhibit 3.3 of the Form 10-K for the year ended January 2, 2005.

3.3	Certificate of Amendment of Articles of Incorporation, incorporated by reference to Exhibit 3.4 of the Form 10-K for the year ended December 28, 2010.

3.4	Amended and Restated Bylaws of the Company, incorporated by reference to Exhibits 3.1 to the Form 8-K filed on August 14, 2020.

4.1*	Form of Certificate of Determination of Preferred Stock.

4.2*	Form of Warrant Agreement (including Form of Warrant Certificate)

4.3*	Form of Deposit Agreement (including Form of Depositary Receipt)

4.4*	Form of Unit Agreement (including Form of Unit Certificate)

4.5*	Specimen of certificate representing preferred stock, no par value per share

4.6	Specimen common stock certificate, incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form SB-2A filed with the Securities and Exchange Commission on August 22, 1996 (File No. 3335182-LA)

5.1**	Opinion of Elkins Kalt Weintraub Reuben Gartside LLP as to legality of securities being registered.

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Independent Registered Public Accounting Firm.

23.3**	Consent of Elkins Kalt Weintraub Reuben Gartside LLP (reference is made to Exhibit 5.1).

24.1**	Power of Attorney (contained on page II-5).

107**	Filing Fee Table

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach, State of California, on the 20th day of March, 2023.

BJ’S RESTAURANTS, INC.

By:	/s/ Gregory S. Levin
Gregory S. Levin, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of BJ’s Restaurants, Inc., a California corporation (the “Company”), hereby constitutes and appoints Gregory S. Levin and Thomas A. Houdek, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Company’s Registration Statement on Form S-3, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Registration Statement shall comply with the Securities Act and the applicable rules and regulations adopted or promulgated thereunder, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Capacity	Date

By: /s/ GREGORY S. LEVIN Gregory S. Levin	Chief Executive Officer, President and Director (Principal Executive Officer)	March 20, 2023

By: /s/ THOMAS A. HOUDEK Thomas A. Houdek	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 20, 2023

By: /s/ JACOB J. GUILD Jacob J. Guild	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 20, 2023

By: /s/ PETER A. BASSI Peter A. Bassi	Lead Independent Director	March 20, 2023

By: /s/ LARRY D. BOUTS Larry D. Bouts	Director	March 20, 2023

By: /s/ BINA CHAURASIA Bina Chaurasia	Director	March 20, 2023

Signature	Capacity	Date

By: /s/ JAMES A. DAL POZZO James A. Dal Pozzo	Director	March 20, 2023

By: /s/ GERALD W. DEITCHLE Gerald W. Deitchle	Chairman of the Board and Director	March 20, 2023

By: /s/ NOAH A. ELBOGEN Noah A. Elbogen	Director	March 20, 2023

By: /s/ LEA ANNE S. OTTINGER Lea Anne S. Ottinger	Director	March 20, 2023

By: /s/ KEITH E. PASCAL Keith E. Pascal	Director	March 20, 2023

By: /s/ JULIUS W. ROBINSON, JR. Julius W. Robinson, Jr.	Director	March 20, 2023

By: /s/ JANET M. SHERLOCK Janet M. Sherlock	Director	March 20, 2023

By: /s/ GREGORY A. TROJAN Gregory A. Trojan	Director	March 20, 2023